Exhibit 21
                              THERMO FIBERTEK INC.

                         Subsidiaries of the Registrant


         At February 20, 1998, the Registrant owned the following companies:

                                                State or        Registrant's
                                               Jurisdiction         % of
    Name                                     of Incorporation     Ownership
    ------------------------------------------------------------------------
    AES Equipos y Sistemas S.A. de C.V.           Mexico             100
    Enviroprint Inc.                             Delaware            100
    Fibertek Construction Company, Inc.            Maine             100
    Thermo AES Canada Inc.                        Canada             100
    Thermo Black Clawson Inc.                    Delaware            100
      Thermo Black Clawson                         China             100
    Thermo Black Clawson S.A.                     France             100
    Thermo Fibertek Holdings Limited          United Kingdom         100
      Thermo Black Clawson Limited            United Kingdom         100
      Thermo Fibertek U.K. Limited            United Kingdom         100
        Vickerys Holdings Limited             United Kingdom         100
          Vickerys Limited                    United Kingdom         100
            Paperlines Limited                  New Zealand          100
            Winterburn Limited                United Kingdom         100
    Thermo Web Systems, Inc.                   Massachusetts         100
      Fiberprep, Inc.                            Delaware             95
        (31.05% of which shares are owned
        directly by E. & M. Lamort, S.A.)
          Fiberprep Securities Corporation       Delaware            100
      Thermo Wisconsin, Inc.                     Wisconsin           100
    Thermo Fibergen Inc.                         Delaware             71*
      Fibergen Securities Corporation          Massachusetts         100
      GranTek Inc.                               Wisconsin           100
    TMO Lamort Holdings Inc.                     Delaware            100
      E. & M. Lamort, S.A.                        France             100
        Lamort Equipementos Industrials Ltda.     Brazil              60
        Lamort GmbH                               Germany            100
        Lamort Iberia S.A.                         Spain             100
        Lamort Italia S.R.L.                       Italy             100
        Lamort Paper Services Ltd.            United Kingdom         100
        Nordiska Lamort Lodding AB                Sweden             100
*As of January 3, 1998